EXHIBIT 99.1

Edgewater Reports Third Quarter 2014 Results

Q3 Service Revenue Up 18% to $25.1 Million

WAKEFIELD, Mass., Oct. 29, 2014 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW), a leading consulting firm that brings a blend of classic and product-based consulting services to its clients, reported financial results for the third quarter ended September 30, 2014.

Third Quarter 2014 Highlights

  Increased service revenue 18% to a record $25.1 million;
  Generated $4.6 million in operating cash flow;
  Repurchased 142,098 shares of common stock; aggregate purchase price of $962,000 or $6.77 per share; and
  Extended $23.1 million stock repurchase program to September 25, 2015.

Third Quarter 2014 Financial Results vs. Same Year-Ago Quarter

  Total revenue was $28.7 million compared to $25.4 million;
  Service revenue was $25.1 million compared to $21.4 million;
  Gross profit was $10.4 million, or 36.3% of total revenue, compared to $9.7 million, or 38.0% of total revenue;
  Gross profit margin related to service revenue was 39.7% compared to 38.9%;
  Utilization was 77.3% compared to 71.1%;
  Net income was $976,000 or $0.08 per diluted share, compared to net income of $1.8 million, or $0.14 per diluted share;
  Adjusted EBITDA (a non-GAAP measure) was $2.5 million, or 8.7% of total revenue and $0.19 per diluted share (see "Non-GAAP Financial Measures" below for further discussion of this non-GAAP term), compared to adjusted EBITDA of $2.5 million, or 9.9% of total revenue and $0.21 per diluted share; and
  Cash flow provided by operating activities was $4.6 million compared to $5.9 million.

First Nine Months of 2014 Financial Results vs. Same Year-Ago Period

  Total revenue was $85.6 million compared to $76.8 million;
  Service revenue was $73.1 million compared to $62.7 million;
  Gross profit was $31.4 million, or 36.7% of total revenue, compared to $26.8 million, or 35.0% of total revenue;
  Gross profit margin related to service revenue was 39.7% compared to 36.4%;
  Utilization was 77.6% compared to 72.0%;
  Net income was $3.4 million, or $0.26 per diluted share, compared to net income of $2.3 million, or $0.19 per diluted share;
  Adjusted EBITDA was $7.2 million, or 8.4% of total revenue and $0.55 per diluted share, compared to adjusted EBITDA of $5.1 million, or 6.7% of total revenue and $0.44 per diluted share; and
  Cash flow provided by operating activities was $5.4 million compared to $2.3 million.

Management Commentary

"For the fourth quarter in a row, our quarterly results established yet another quarterly service revenue record," said Shirley Singleton, Edgewater's chairman, president and CEO. "The strength of our third quarter and year-to-date service revenue performance positions us for double-digit service revenue growth in 2014.

"Our service revenue growth, billable consultant utilization and service revenue gross margin all showed significant improvement during the third quarter of 2014. We have always described software resale revenue as volatile, and third quarter software was lighter than anticipated. Third quarter software revenue, combined with the absence of PI2-related software revenue that we recorded during the third quarter of 2013, served to lower our comparative total gross margin performance.

"We continue to expand our sales pipeline across each of our service offerings and have secured a number of engagements that provide us with a healthy backlog entering the fourth quarter and 2015. However, as we caution each year, holiday-related seasonality during the fourth quarter, including fewer bill days, project start delays and customer shutdowns, influences our utilization and reduces our ability to generate sequential quarterly service revenue growth. As a result, we anticipate fourth quarter service revenue will be down on a sequential quarterly basis, but will be up by a percentage in the high single-digits compared to the fourth quarter of 2013."

Conference Call and Webcast Information

Edgewater has scheduled a conference call today (Wednesday, October 29, 2014) at 10:00 a.m. Eastern time to discuss its third quarter 2014 results.

Date: Wednesday, October 29, 2014
Time: 10:00 a.m. Eastern Time
Dial-in number: 1-877-713-9347
Webcast: http://ir.edgewater.com/

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the conference call can be accessed via Edgewater's investor relations web site at http://ir.edgewater.com/ or by dialing 1-404-537-3406 (Conference ID#: 12527820) after 1:00 p.m. Eastern time through November 12, 2014.

About Edgewater

Edgewater Technology, Inc. (Nasdaq:EDGW) is a strategic consulting firm delivering a blend of classic and product-based consulting services. Edgewater addresses the market both vertically by industry and horizontally by product and technology specialty, providing its client base with a wide range of business and technology solutions. As one of the largest IT consulting firms based in New England, the company works with clients to reduce costs, improve processes and increase revenue through the judicious use of technology. Edgewater's brand names include Edgewater Technology, Edgewater Ranzal and Edgewater Fullscope. To learn more, please visit www.edgewater.com.

Forward-Looking Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our expected fourth quarter and full year 2014 service revenue, changes in our fourth quarter 2014 service revenue on both a sequential and year-over-year basis, sales pipeline expansion, sales pipeline activity and our ability to successfully convert sales pipeline opportunities to signed contracts, and holiday-related seasonal influence on our fourth quarter billable consultant utilization and service revenue. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Enterprise Resource Planning and Enterprise Performance Management solutions, custom development and system integration services and/or declines in industry-wide information technology spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies" in our 2013 Annual Report on Form 10-K; (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) termination by clients of their contracts with us or inability or unwillingness of clients to pay for our services, which may impact our accounting assumptions; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; (12) the failure of the marketplace to embrace advisory and product-based consulting services; and/or (13) changes in our utilization levels. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under "Part I - Item IA. Risk Factors" in our 2013 Annual Report on Form 10-K filed with the SEC on March 10, 2014. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although the Company believes that the expectations in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither the Company nor any other person assumes responsibility for the accuracy and completeness of such statements. Except as required by law, the Company undertakes no obligation to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	September 30,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$ 25,816	$ 20,321
Accounts receivable, net	24,075	19,842
Deferred tax assets, net	1,148	1,175
Prepaid expenses and other current assets	1,449	936
Total current assets	52,488	42,274
Property and equipment, net	1,142	1,437
Goodwill and intangible assets, net	12,619	13,005
Deferred tax assets, net	26,965	29,097
Other assets	212	254
Total Assets	$ 93,426	$ 86,067

Liabilities and Stockholders' Equity
Accounts payable	$ 148	$ 680
Accrued liabilities	17,366	14,326
Deferred revenue	1,672	1,715
Total current liabilities	19,186	16,721
Other long-term liabilities	557	760
Total liabilities	19,743	17,481
Stockholders' Equity	73,683	68,586
Total Liabilities and Stockholders' Equity	$ 93,426	$ 86,067

Shares Outstanding	11,353	11,049

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenue:
Service revenue	$ 25,144	$ 21,389	$ 73,140	$ 62,684
Software	1,365	2,260	5,920	8,568
Reimbursable expenses	2,220	1,750	6,505	5,523
Total revenue	28,729	25,399	85,565	76,775

Cost of revenue:
Project and personnel costs	15,169	13,071	44,106	39,837
Software costs	924	921	3,545	4,577
Reimbursable expenses	2,220	1,750	6,505	5,523
Total cost of revenue	18,313	15,742	54,156	49,937
Gross profit	10,416	9,657	31,409	26,838

Selling, general and administrative	8,353	7,556	25,560	23,125
Lease abandonment charge	--	--	400	--
Embezzlement costs (loss recovery)	--	34	(1,529)	106
Depreciation and amortization	227	302	702	925
Operating income	1,836	1,765	6,276	2,682

Other expense (income), net	146	(81)	147	92
Income before income taxes	1,690	1,846	6,129	2,590
Tax provision	714	74	2,721	293
Net income	$ 976	$ 1,772	$ 3,408	$ 2,297

BASIC EARNINGS PER SHARE:
Basic earnings per share	$ 0.09	$ 0.17	$ 0.31	$ 0.21
Weighted average shares outstanding – Basic	11,197	10,732	11,092	10,800

DILUTED EARNINGS PER SHARE:
Diluted earnings per share	$ 0.08	$ 0.14	$ 0.26	$ 0.19
Weighted average shares outstanding – Diluted	12,972	12,233	12,973	11,785

EDGEWATER TECHNOLOGY, INC.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cash flow provided by (used in):
Operating activities	$ 4,569	$ 5,870	$ 5,388	$ 2,319
Investing activities	(58)	(238)	(183)	(769)
Financing activities	(374)	377	315	(720)
Effect of exchange rates on cash	(23)	11	(25)	6
Net increase in cash and cash equivalents	$ 4,114	$ 6,020	$ 5,495	$ 836

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA, Adjusted EBITDA per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Income tax provision. The exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results.

Depreciation and amortization. We incur expense associated with the amortization of intangible assets that is primarily related to the various acquisitions we have completed. We believe that eliminating this expense from our non-GAAP financial measures is useful to investors because the amortization of intangible assets can be inconsistent in amount and frequency, and is significantly impacted by the timing and magnitude of the individual acquisition transactions, which also vary substantially in frequency from period-to-period.

Stock-based compensation expense. We incur stock-based compensation expense under Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation – Stock Compensation." We exclude this non-cash expense as we do not believe it is reflective of business performance. The nature of stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. Edgewater believes that non-GAAP financial measures of profitability, which exclude stock-based compensation, are widely used by analysts and investors.

Adjustments to contingent consideration earned, at fair value. We are required to remeasure the fair value of our contingent consideration liability related to acquisitions each reporting period until the contingency is settled. Any changes in fair value are recognized as a current period operating expense. The Company believes that excluding these adjustments from its non-GAAP financial measures is useful to investors because they are related to acquisition events and make it difficult to evaluate core operating results.

Direct acquisition costs. We incur direct transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our non-GAAP financial measures exclude the effects of direct acquisition-related costs as we believe these transaction-specific expenses are inconsistent in amount and frequency and make it difficult to make period-to-period comparisons of our core operating results.

Fullscope embezzlement costs. During the second quarter of 2010, we discovered embezzlement activities within Fullscope, Inc. The Company, since the discovery, has incurred non-routine professional services-related expenses addressing the embezzlement issue. Our non-GAAP financial measures exclude the effects of the embezzlement-related expenses (and loss recoveries) as we believe excluding these costs (and loss recoveries) from our non-GAAP financial measures is useful to investors because these expenses (loss recoveries) are not directly associated with the Company's operations and are inconsistent in amount and frequency, causing difficulties in comparisons of our core operating results.

Lease abandonment charge. During 2011 and again in the second quarter of 2014, we recorded a non-cash charge of $2.2 million and $400,000, respectively, in connection with the abandonment of certain excess office space at our corporate headquarters. Our non-GAAP financial measures exclude expense associated with the lease abandonment charge as we believe such expense is associated with a non-routine charge, causing difficulties in comparisons of our core operating results.

Interest and other (income) expense, net. We record periodic interest and other (income) and expense amounts in connection with our cash and cash equivalents, capital lease obligations and (gains) and losses on foreign currency transactions. Our non-GAAP financial measures exclude (income) expense associated with these items as we believe such (income) expense is inconsistent in amount and frequency and makes it difficult to make period-to-period comparisons of our core operating results.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC.
Reconciliation of GAAP Net Income to Non-GAAP Adjusted EBITDA
(In Thousands, except per share amounts)
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Reported GAAP net income	$ 976	$ 1,772	$ 3,408	$ 2,297
Add: Income tax provision	714	74	2,721	293
Add: Depreciation and amortization	280	379	862	1,183
Add: Stock-based compensation expense	370	336	1,181	1,174
Add: Lease abandonment charge	--	--	400	--
Add: Fullscope embezzlement costs (loss recovery)	--	34	(1,529)	106
Less: Other (income) expense, net	146	(81)	147	92
Adjusted EBITDA[1]	$ 2,486	$ 2,514	$ 7,190	$ 5,145
Adjusted EBITDA per diluted share[1]	$ 0.19	$ 0.21	$ 0.55	$ 0.44
Diluted shares outstanding	12,972	12,233	12,973	11,785

Adjusted EBITDA as a % of total revenue[1]	8.7%	9.9%	8.4%	6.7%
Total revenue	$ 28,729	$ 25,399	$ 85,565	$ 76,775

1- Adjusted EBITDA, Adjusted EBITDA Per Diluted Share and Adjusted EBITDA as a Percentage of Total Revenue are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest and other (income) expense, net, plus taxes, depreciation and amortization, stock-based compensation expense, adjustments to contingent consideration earned, goodwill and intangible asset impairment charges, direct acquisition costs, costs associated with the Fullscope embezzlement issue and the lease abandonment charge. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations, while Adjusted EBITDA as a % of Total Revenue is defined as Adjusted EBITDA divided by Total Revenue.
CONTACT: Company Contact:
         Timothy R. Oakes
         Chief Financial Officer
         1-781-246-3343

         Investor Relations:

         Liolios Group, Inc.
         Cody Slach
         1-949-574-3860
         EDGW@liolios.com